Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Announces $0.36 FFO per Diluted Share for the Third Quarter 2014
Increases 2014 FFO Guidance Range to $1.32 to $1.34 per Diluted Share and
Provides Initial 2015 FFO Guidance of $1.38 to $1.48 per Diluted Share

Radnor, PA, October 22, 2014 - Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of urban, town center and suburban office properties in the mid-Atlantic region and other select markets throughout the United States, today reported its financial and operating results for the three and nine-month periods ended September 30, 2014.

“The third quarter was a solid continuation of our 2014 Business Plan execution,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We anticipate ending the year at over 91% occupied and between 92-93% leased, in line with our core objectives. Quarterly results reflected strong mark-to-market, tenant retention and same store growth metrics. Additionally, we made excellent progress in positioning the Company for future growth through expansion of our equity base and achieving our balance sheet goals. Our 2015 outlook reflects continued occupancy and leasing gains, solid operating fundamentals, reduced rollover exposure, controlled capital costs and pursuit of growth opportunities. As a result, we are increasing our 2014 FFO guidance range to $1.32 to $1.34 per diluted share and providing our initial 2015 FFO Guidance range of $1.38 to $1.48 per diluted share.”

Financial Highlights - Third Quarter

▪
Funds from Operations (FFO) available to common shares and units in the third quarter of 2014 totaled $62.7 million or $0.36 per diluted share versus $63.0 million or $0.39 per diluted share in the third quarter of 2013. FFO for the three months of 2014 was impacted by a $3.8 million loss on the early extinguishment of debt and $0.2 million of various transaction costs. Our third quarter 2014 payout ratio ($0.15 common share distribution / $0.36 FFO per diluted share) was 41.7%.

▪
Net Income allocated to common shares totaled $6.9 million or $0.04 per diluted share in the third quarter of 2014 compared to a net income of $9.2 million or $0.06 per diluted share in the third quarter of 2013.

▪
In the third quarter of 2014, we incurred $13.8 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $34.3 million or $0.20 per diluted share of Cash Available for Distribution (CAD). In the third quarter of 2013, we incurred $19.3 million of revenue maintaining capital expenditures that resulted in $27.1 million or $0.17 per diluted share of CAD. Our third quarter 2014 CAD payout ratio was 75.0% ($0.15 common share distribution / $0.20 CAD per diluted share).

▪	Our weighted-average fully-diluted shares and units outstanding increased to 174.9 million from 159.8 million for the three months ended September 30, 2014 and 2013, respectively.

Financial Highlights - Nine Months

▪
Our FFO available to common shares and units in the first nine months of 2014 totaled $173.6 million or $1.05 per diluted share versus $163.6 million or $1.06 per diluted share in the first nine months of 2013. FFO for the first nine months of 2014 was impacted by (i) $3.8 million loss on the early extinguishment of debt (ii) G&A expense includes $0.6 million due to employee severance costs, (iii) $1.2 million gain on the sale of a vacant land parcel, (iv) $0.8 million of unrecovered weather-related costs, primarily snow removal, and (v) $0.4 million of transaction

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087             Phone: (610) 325-5600 • Fax: (610) 325-5622

costs associated with various acquisitions. FFO for the nine months of 2013 was impacted by a $1.1 million loss on the early extinguishment of debt and $0.4 million of various transaction costs included within G&A expense. Our first nine months 2014 FFO payout ratio ($0.45 common share distribution / $1.05 FFO per diluted share) was 42.9%.

▪
Net income allocated to common shares totaled $3.3 million or $0.02 per diluted share in the first nine months of 2014 compared to net income of $16.5 million or $0.11 per diluted share in the first nine months of 2013.

▪
In the first nine months of 2014, we incurred $51.5 million of revenue maintaining capital expenditures which along with other adjustments to FFO, resulted in $97.2 million or $0.59 per diluted share of CAD. In the first nine months of 2013, we incurred $47.0 million of revenue maintaining capital expenditures which resulted in $90.6 million, or $0.58 per diluted share of CAD. Our first nine months 2014 CAD payout ratio was 76.3% ($0.45 common share distribution / $0.59 CAD per diluted share).

▪	Our weighted-average fully-diluted shares and units outstanding increased to 165.1 million from 154.9 million for the nine months ended September 30, 2014 and 2013, respectively.

Portfolio Highlights

▪
At September 30, 2014, our core portfolio of 195 properties comprising 23.5 million square feet was 88.9% occupied and we are now 92.5% leased (reflecting new leases commencing after September 30, 2014). This executed forward leasing, of which 722,000 square feet commences in the fourth quarter, will result in a year-end occupancy of 91.3%.

▪
In the third quarter of 2014, our Net Operating Income (NOI) excluding termination revenues and other income items increased 2.2% on a GAAP basis and 4.2% on a cash basis for our 191 same store properties.

▪
We leased approximately 1.3 million square feet and commenced occupancy on over 1.1 million square feet during the third quarter of 2014. The third quarter occupancy activity includes 766,000 square feet of renewals, 262,000 square feet of new leases and 101,000 square feet of tenant expansions. We have an additional 863,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2014.

▪
We achieved a 72.4% tenant retention ratio in our core portfolio with net absorption of (68,000) square feet during the third quarter of 2014. Third quarter rental rate growth was 20.3% as our renewal rental rates increased 22.9% and our new lease/expansion rental rates increased 0.5%, both on a GAAP basis.

Investment Highlights

▪
We have formed a 50/50 joint venture partnership with LCOR/CalSTRS for a mixed-use development located at 1919 Market Street in Philadelphia, Pennsylvania. The joint venture is planning a 29-story, 455,000 square foot mixed-use development consisting of residential, office, retail and parking components. The project will be comprised of 321 luxury rental apartments with full concierge service and rooftop amenities that include fitness center, club room with demonstration kitchen, outdoor roof garden with fire pit and ledge pool, and fully-equipped game room including golf simulator. The office/commercial space will consist of 24,000 square feet and is 90% pre-leased to Independence Blue Cross and CVS. A 215-car structured parking facility will support the development and also offer parking to the public. As part of its land monetization program, we have contributed the land parcel at 1919 Market Street and will manage the retail and parking components of the project. The project has already closed on an $88.9 million floating-rate secured financing at LIBOR+ 2.25%.

▪	Our existing Austin Joint Venture (the “Venture”) with DRA Advisors LLC (“DRA”) has acquired the following office portfolios in Austin, Texas:

•
Crossings at Lakeline, which consists of two three-story buildings totaling 232,300 square feet located in the northwest submarket in Austin, for a purchase price of $48.2 million, or $208 PSF and was 94% occupied and leased at the time of acquisition. In addition to partners’ equity of $13.7 million, the acquisition was financed with a $34.5 million, five-year fixed-rate mortgage bearing interest at 3.87%.

•
River Place, which consists of seven Class A office buildings totaling 590,900 square feet and two parking structures in Austin, for a purchase price of $128.1 million, or $217 PSF and was 81% occupied and 89% leased at the time of acquisition. In addition to partners’ equity of $40.1 million, to facilitate an expedited closing, Brandywine provided $88.0 million short-term financing to the Venture at 4% until a permanent secured financing is obtained which we expect to close by December 31, 2014.

▪
On September 30, 2014, we sold Campus Pointe in Reston, Virginia and we currently have under firm contract for sale to close October 24, 2014, Valleybrooke Office Park located in Malvern, Pennsylvania. The assets total 452,900 square feet for a total sales price of $80.5 million, or $178 per square foot.

Brandywine Awards

▪	In June 2014, NAIOP, the Commercial Real Estate Development Association, announced the selection of Brandywine as the 2014 Developer of the Year - the association’s highest honor.

▪
On September 18, 2014, the Delaware Valley Green Building Council awarded Brandywine the 2014 Corporate Groundbreaker Award in recognition of our regional commitment to sustainable development and our role in the annual tri-state creation and success of the Sustainability Symposium.

▪
During the third quarter, Brandywine earned 10 new 2014 U.S. Environmental Protection Agency (EPA) Energy Star awards and 11 re-certifications for a total of 25 new stars and 37 re-certifications year-to-date. We currently have 138 owned or managed Energy Star-rated buildings (representing over 63% of our overall inventory) encompassing nearly 21.4 million square feet.

Capital Market Highlights

▪	On August 1, 2014, we completed our public offering of 21,850,000 common shares, including 2,850,000 shares issued and sold to the underwriters, realizing net proceeds of approximately $335.0 million.

▪	On September 8, 2014, we issued $250 million 4.10% ten-year guaranteed notes and $250 million 4.55% fifteen-year guaranteed notes, realizing net proceeds of approximately $492.0 million.

▪
On September 16, 2014, we completed a $117.8 million tender offer of our 5.40% Guaranteed Notes due 2014 and 7.50% Guaranteed Notes due 2015, collectively, the “Notes”. In addition, we paid off our unsecured term loans totaling $250 million that were due in 2015 and 2016.

▪	On October 16, 2014, we redeemed $258.4 million of all outstanding “Notes” not previously retired through the Tender Offer.

Capital Markets Metrics

▪
At September 30, 2014, our net debt to gross assets measured 37.0%, reflecting no outstanding balance on our $600.0 million unsecured revolving credit facility and $671.9 million of cash and cash equivalents on hand.

▪	For the quarter ended September 30, 2014, we had a 2.7 EBITDA to interest coverage ratio and a 6.4 ratio of net debt to annualized quarterly consolidated EBITDA.

Distributions
On September 10, 2014, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 20, 2014 to shareholders of record as of October 6, 2014. Our Board also declared a quarterly dividend distribution of $0.43125 for each 6.90% Series E Cumulative Redeemable Preferred Share that was paid on

October 15, 2014 to holders of record as of September 30, 2014.

2014 Earnings and FFO Guidance
Our 2014 guidance did not assume any of the capital market transactions highlighted above. Based on these capital markets transactions, on September 16, 2014, we revised our FFO Guidance to a range of $1.29 to $1.34 per diluted share versus the prior range of $1.43 to $1.48 per diluted share.
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2014 guidance of $1.29 to $1.34 FFO per diluted share to $1.32 to $1.34 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2014 FFO and earnings per diluted share:

Guidance for 2014	Range or Value
Loss per diluted share allocated to common shareholders	$(0.04)	to	$(0.02)
Plus: real estate depreciation, amortization and impairment	1.36		1.36

FFO per diluted share	$1.32	to	$1.34
Our 2014 FFO guidance does not include income/losses arising from the sale of undepreciated real estate. Our 2014 earnings and FFO per diluted share each reflect $0.075 per diluted share of non-cash income attributable to the fourth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include:

•	Occupancy improving to 91.3% by year-end 2014 with 93 - 94% leased;

•	6.0 - 8.0% GAAP increase in overall lease rates with a resulting 3.0 - 5.0% increase in 2014 same store GAAP NOI;

•	4.0 - 6.0% increase in 2014 same store cash NOI;

•	Solely for the purpose of computing guidance, no additional equity or debt capital markets activity, including no share issuances under our ATM Program, and no additional acquisition activity;

•	$150.0 million of sales activity at an 8.5% capitalization rate weighted to the second half of 2014; and

•	FFO per diluted share based on 169.6 million fully diluted weighted average common shares.

2015 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2015 FFO per diluted share will be in a range of $1.38 to $1.48. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2015 FFO and earnings per diluted share:

Guidance for 2015	Range or Value
Earnings per diluted share allocated to common shareholders	$0.11	to	$0.21
Plus: real estate depreciation and amortization	1.27		1.27

FFO per diluted share	$1.38	to	$1.48
Our 2015 FFO guidance does not include income arising from the sale of undepreciated real estate. Our 2015 earnings and FFO per diluted share each reflect $0.11 per diluted share of non-cash income attributable to the fifth of five annual recognitions of 20% of the net benefit of the rehabilitation tax credit financing and one-time non-cash income from a new market tax credit, which are related to the 30th Street Post Office and Cira South Garage respectively. Other key assumptions include:

•	Occupancy improving to a range of 92 - 93% by year-end 2015 with 93.5 - 94.5% leased;

•	6.0 - 8.0% GAAP increase in overall lease rates with a resulting 3.0 - 5.0% increase in 2015 same store NOI GAAP;

•	2.0 - 4.0% increase in 2015 same store cash NOI growth;

•	$250.0 million of aggregate acquisition activity at an assumed 7.0% capitalization rate;

•	$150.0 million of aggregate sales activity at an assumed 8.5% capitalization rate; and

•	FFO per diluted share based on 182.8 million fully diluted weighted average common shares.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was incurred. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, October 23, 2014 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #14731057. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 6, 2014 by calling 1-855-859-2056 and providing access code #14731057. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations - Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead - Fourth Quarter 2014 Conference Call
We anticipate we will release our fourth quarter 2014 earnings on Wednesday, February 4, 2015, after the market close and will host our fourth quarter 2014 conference call on Thursday, February 5, 2015 at 9:00 a.m. EST. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 281 properties and 33.7 million square feet as of September 30, 2014. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2013. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31
	2014	2013
	(unaudited)
ASSETS
Real estate investments:
Operating properties	$4,608,895	$4,669,289
Accumulated depreciation	(1,053,571)	(983,808)
Operating properties, net	3,555,324	3,685,481
Construction-in-progress	140,456	74,174
Land inventory	90,842	93,351
Real estate investments, net	3,786,622	3,853,006
Cash and cash equivalents	671,943	263,207
Accounts receivable, net	19,825	17,389
Accrued rent receivable, net	131,211	126,295
Assets held for sale, net	37,647	—
Investment in real estate ventures, at equity	197,539	180,512
Deferred costs, net	122,881	122,954
Intangible assets, net	105,300	132,329
Other assets	75,383	69,403
Total assets	$5,148,351	$4,765,095

LIABILITIES AND EQUITY
Mortgage notes payable	$658,601	$670,151
Unsecured term loans	200,000	450,000
Unsecured senior notes, net of discounts	1,854,779	1,475,230
Accounts payable and accrued expenses	97,022	83,693
Distributions payable	28,857	25,584
Deferred income, gains and rent	53,219	71,635
Acquired lease intangibles, net	27,388	34,444
Liabilities related to assets held for sale	1,771	—
Other liabilities	36,824	32,923
Total liabilities	2,958,461	2,843,660

Brandywine Realty Trust's equity:
Preferred shares - Series E	40	40
Common shares	1,790	1,566
Additional paid-in capital	3,310,313	2,971,596
Deferred compensation payable in common stock	6,219	5,407
Common shares held in grantor trust	(6,219)	(5,407)
Cumulative earnings	531,294	522,528
Accumulated other comprehensive loss	(2,658)	(2,995)
Cumulative distributions	(1,671,888)	(1,592,515)
Total Brandywine Realty Trust's equity	2,168,891	1,900,220

Non-controlling interests	20,999	21,215
Total equity	2,189,890	1,921,435

Total liabilities and equity	$5,148,351	$4,765,095

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue
Rents	$120,288	$116,382	$363,581	$347,054
Tenant reimbursements	20,095	20,694	64,057	60,595
Termination fees	1,418	2,040	6,970	2,946
Third party management fees, labor reimbursement and leasing	3,932	3,263	12,269	9,652
Other	825	975	2,295	3,305
Total revenue	146,558	143,354	449,172	423,552

Operating Expenses
Property operating expenses	42,675	40,639	132,612	119,421
Real estate taxes	12,869	14,167	39,167	42,639
Third party management expenses	1,687	1,317	5,133	4,105
Depreciation and amortization	52,616	50,583	157,773	149,300
General & administrative expenses	5,900	6,436	20,086	20,323
Total operating expenses	115,747	113,142	354,771	335,788

Operating income	30,811	30,212	94,401	87,764

Other income (expense)
Interest income	528	268	1,298	448
Historic tax credit transaction income	11,853	11,853	11,853	11,853
Interest expense	(31,481)	(30,338)	(94,837)	(91,689)
Amortization of deferred financing costs	(1,566)	(1,158)	(3,952)	(3,502)
Interest expense - financing obligation	(273)	(264)	(861)	(693)
Recognized hedge activity	(828)	—	(828)	—
Equity in income (loss) of real estate ventures	(486)	714	(733)	3,757
Net gain on disposition of real estate	4,698	—	4,698	—
Net gain (loss) on sale of undepreciated real estate	—	(129)	1,184	(129)
Net gain from remeasurement of investment in real estate ventures	—	—	458	7,847
Net gain (loss) on real estate venture transactions	—	—	(417)	3,683
Loss on early extinguishment of debt	(2,606)	(11)	(2,606)	(1,127)
Provision for impairment on assets held for sale	(1,765)	—	(1,765)	—

Net gain (loss) from continuing operations	8,885	11,147	7,893	18,212

Discontinued operations:
Income from discontinued operations	—	(43)	18	946
Net gain (loss) on disposition of discontinued operations	(3)	(16)	900	3,029
Total discontinued operations	(3)	(59)	918	3,975

Net income	8,882	11,088	8,811	22,187

Net (income) loss from discontinued operations attributable to non-controlling interests - LP units	—	1	(10)	(52)
Net income attributable to non-controlling interests - partners' share of consolidated real esate ventures	(24)	—	(12)	—
Net income from continuing operations attributable to non-controlling interests - LP units	(84)	(106)	(35)	(143)
Net income attributable to non-controlling interests	(108)	(105)	(57)	(195)

Net income attributable to Brandywine Realty Trust	8,774	10,983	8,754	21,992
Preferred share distributions	(1,725)	(1,725)	(5,175)	(5,175)
Nonforfeitable dividends allocated to unvested restricted shareholders	(82)	(85)	(268)	(278)

Net income attributable to common shareholders	$6,967	$9,173	$3,311	$16,539

PER SHARE DATA
Basic income per common share	$0.04	$0.06	$0.02	$0.11

Basic weighted-average shares outstanding	171,606,722	156,703,348	161,866,955	151,933,441

Diluted income per common share	$0.04	$0.06	$0.02	$0.11

Diluted weighted-average shares outstanding	173,193,870	157,992,082	163,353,970	153,142,825

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$6,967	$9,173	$3,311	$16,539

Add (deduct):
Net income attributable to non-controlling interests - LP units	84	106	35	143
Nonforfeitable dividends allocated to unvested restricted shareholders	82	85	268	278
Net (gain) loss on real estate venture transactions	—	—	417	(3,683)
Net income (loss) from disc ops attributable to non-controlling interests - LP units	—	(1)	10	52
Net gain on disposition of real estate	(4,698)	—	(4,698)	—
Net (gain) loss on disposition of discontinued operations	3	16	(900)	(3,029)
Net gain from remeasurement of investment in real estate ventures	—	—	(458)	(7,847)
Provision for impairment on real estate	1,765	—	1,765	—

Depreciation and amortization:
Real property - continuing operations	41,579	41,485	123,220	121,785
Leasing costs including acquired intangibles - continuing operations	10,990	9,060	34,427	27,410
Real property - discontinued operations	—	48	—	1,892
Leasing costs including acquired intangibles - discontinued operations	—	1	—	3
Company's share of unconsolidated real estate ventures	6,226	3,293	17,020	10,676
Partners' share of consolidated joint ventures	(87)	—	(188)	—

Funds from operations	$62,911	$63,266	$174,229	$164,219
Funds from operations allocable to unvested restricted shareholders	(192)	(227)	(628)	(662)

Funds from operations available to common share and unit holders (FFO)	$62,719	$63,039	$173,601	$163,557

FFO per share - fully diluted	$0.36	$0.39	$1.05	$1.06

Weighted-average shares/units outstanding - fully diluted	174,928,930	159,755,821	165,107,978	154,940,454

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

FFO payout ratio (Distributions paid per common share/ FFO per diluted share)	41.7%	38.5%	42.9%	42.5%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$62,719	$63,039	$173,601	$163,557

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(4,233)	(5,086)	(11,416)	(16,336)
Financing Obligation - 3141 Fairview Drive	(222)	(244)	(712)	(549)
Deferred market rental income, including discontinued operations	(1,508)	(1,815)	(5,206)	(5,403)
Company's share of unconsolidated real estate ventures' straight-line and deferred market rent	(679)	(137)	(2,154)	(855)
Historic tax credit transaction income	(11,853)	(11,853)	(11,853)	(11,853)
Straight-line ground rent and deferred market ground rent expense activity	22	392	66	1,317
Stock-based compensation costs	751	2,003	3,869	5,907
Fair market value amortization - mortgage notes payable	(433)	91	(1,300)	273
Losses from early extinguishment of debt	2,606	11	2,606	1,127
Recognized hedge activity	828	—	828	—
Acquisition-related costs	160	69	372	370
Sub-total certain items	(14,561)	(16,569)	(24,900)	(26,002)
Less: Revenue maintaining capital expenditures:
Building improvements	(1,783)	(680)	(2,383)	(2,402)
Tenant improvements	(9,391)	(9,147)	(37,335)	(25,769)
Lease commissions	(2,666)	(9,507)	(11,748)	(18,827)
Total revenue maintaining capital expenditures	(13,840)	(19,334)	(51,466)	(46,998)

Cash available for distribution	$34,318	$27,136	$97,235	$90,557

CAD per share - fully diluted	$0.20	$0.17	$0.59	$0.58

Weighted-average shares/units outstanding - fully diluted	174,928,930	159,755,821	165,107,978	154,940,454

Distributions paid per common share	$0.15	$0.15	$0.45	$0.45

CAD payout ratio (Distributions paid per common share / CAD per diluted share)	75.0%	88.2%	76.3%	77.6%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - 3RD QUARTER
(unaudited and in thousands)

Of the 205 properties owned by the Company as of September 30, 2014, a total of 191 properties ("Same Store Properties") containing an aggregate of 21.4 million net rentable square feet were owned for the entire three-month periods ended September 30, 2014 and 2013. Average occupancy for the Same Store Properties was 88.9% during 2014 and 87.5% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2014	2013

Revenue
Rents	$106,530	$105,569
Tenant reimbursements	14,983	15,809
Termination fees	1,228	2,040
Other	558	741
Total revenue	123,299	124,159

Operating expenses
Property operating expenses	37,197	37,656
Real estate taxes	10,850	11,909

Net operating income	$75,252	$74,594

Net operating income - percentage change over prior year	0.9%

Net operating income, excluding net termination fees & other	$73,956	$72,335

Net operating income, excluding net termination fees & other - percentage change over prior year	2.2%

Net operating income	$75,252	$74,594
Straight line rents	(3,147)	(4,381)
Above/below market rent amortization	(1,026)	(1,447)
Non-cash ground rent	22	498

Cash - Net operating income	$71,101	$69,264

Cash - Net operating income - percentage change over prior year	2.7%

Cash - Net operating income, excluding net termination fees & other	$69,805	$67,005

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	4.2%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2014	2013

Net income:	$8,882	$11,088
Add/(deduct):
Interest income	(528)	(268)
Historic tax credit transaction income	(11,853)	(11,853)
Interest expense	31,481	30,338
Amortization of deferred financing costs	1,566	1,158
Interest expense - financing obligation	273	264
Recognized hedge activity	828	—
Equity in (income) loss of real estate ventures	486	(714)
Net gain on disposition of real estate	(4,698)	—
Net loss on sale of undepreciated real estate	—	129
Loss on early extinguishment of debt	2,606	11
Provision for impairment on assets held for sale	1,765	—
Depreciation and amortization	52,616	50,583
General & administrative expenses	5,900	6,436
Total discontinued operations	3	59

Consolidated net operating income	89,327	87,231
Less: Net operating income of non same store properties	(8,863)	(1,910)
Less: Eliminations and non-property specific net operating income	(5,212)	(10,727)

Same Store net operating income	$75,252	$74,594

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS - NINE MONTHS
(unaudited and in thousands)

Of the 205 properties owned by the Company as of September 30, 2014, a total of 190 properties ("Same Store Properties") containing an aggregate of 21.3 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2014 and 2013. Average occupancy for the Same Store Properties was 89.0% during 2014 and 87.5% during 2013. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2014	2013

Revenue
Rents	$319,374	$315,027
Tenant reimbursements	48,457	45,966
Termination fees	6,396	2,929
Other	1,430	2,261
Total revenue	375,657	366,183

Operating expenses
Property operating expenses	115,476	110,696
Real estate taxes	32,540	34,919

Net operating income	$227,641	$220,568

Net operating income - percentage change over prior year	3.2%

Net operating income, excluding net termination fees & other	$222,440	$216,317

Net operating income, excluding net termination fees & other - percentage change over prior year	2.8%

Net operating income	$227,641	$220,568
Straight line rents	(8,495)	(14,045)
Above/below market rent amortization	(3,864)	(4,305)
Non-cash ground rent	66	1,317

Cash - Net operating income	$215,348	$203,535

Cash - Net operating income - percentage change over prior year	5.8%

Cash - Net operating income, excluding net termination fees & other	$210,147	$199,284

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	5.5%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine Months Ended September 30,
	2014	2013

Net income:	$8,811	$22,187
Add/(deduct):
Interest income	(1,298)	(448)
Historic tax credit transaction income	(11,853)	(11,853)
Interest expense	94,837	91,689
Amortization of deferred financing costs	3,952	3,502
Interest expense - financing obligation	861	693
Recognized hedge activity	828	—
Equity in (income) loss of real estate ventures	733	(3,757)
Net gain on disposition of real estate	(4,698)	—
Net (gain) loss on sale of undepreciated real estate	(1,184)	129
Net gain from remeasurement of investment in RE ventures	(458)	(7,847)
Net (gain) loss on real estate venture transactions	417	(3,683)
Loss on early extinguishment of debt	2,606	1,127
Provision for impairment on assets held for sale	1,765	—
Depreciation and amortization	157,773	149,300
General & administrative expenses	20,086	20,323
Total discontinued operations	(918)	(3,975)

Consolidated net operating income	272,260	257,387
Less: Net operating income of non same store properties	(28,273)	(5,970)
Less: Eliminations and non-property specific net operating income	(16,346)	(30,849)
Same Store net operating income	$227,641	$220,568